Exhibit 99.4

Principal Ownership of Voting Securities of the Expected Subsidiary Guarantors

Name of Expected Subsidiary Guarantor	Record Owner	Title of Class Owned	Amount Owned	Percentage of Voting Securities Owned
GenOn Americas Generation, LLC	NRG Americas, Inc.	Membership units	1,000	100.00%
GenOn Asset Management, LLC	NRG Power Generation LLC	Membership units	1,000	100.00%
GenOn Energy Holdings, Inc.	GenOn Energy, Inc.	Common stock	1,000	100.00%
GenOn Energy Management, LLC	NRG North America LLC	Membership units	1,000	100.00%
GenOn Energy Services, LLC	NRG Americas, Inc.	Membership units	1,000	100.00%
GenOn Mid-Atlantic Development, LLC	NRG Americas, Inc.	Membership units	1,000	100.00%
GenOn Northeast Management Company	NRG REMA LLC	Common stock	2,500	100.00%
GenOn Power Operating Services Midwest, Inc.	NRG Power Generation LLC	Common stock	100	100.00%
GenOn REMA Services, Inc.	NRG REMA LLC	Common stock	1,500	100.00%
Hudson Valley Gas Corporation	NRG New York LLC	Common stock	1,000	100.00%
NRG Americas, Inc.	GenOn Energy Holdings, Inc.	Common Stock	1,000	100.00%
NRG Bowline LLC	NRG New York LLC	Membership units	1,000	100.00%
NRG California North LLC	NRG North America LLC	Membership units	1,000	100.00%
NRG California South GP LLC	NRG Power Generation Assets LLC	Membership units	1,000	100.00%
NRG California South LP	NRG California South GP LLC	Partnership Interests	N/A	1.00%
	NRG Power Generation Assets LLC			99.00%
NRG Canal LLC	NRG North America LLC	Membership units	1,000	100.00%
NRG Clearfield Pipeline Company LLC	NRG REMA LLC	Membership units	1,000	100.00%
NRG Florida GP, LLC	NRG Power Generation Assets, LLC	Membership units	1,000	100.00%
NRG Florida LP	NRG Florida GP, LLC	Partnership Interests	N/A	1.00%
	NRG Power Generation Assets LLC			99.00%
NRG Lovett LLC	NRG New York LLC	Membership units	1,000	100.00%
NRG New York LLC	NRG North America LLC	Membership units	1,000	100.00%
NRG North America LLC	GenOn Americas Generation, LLC	Membership units	1,000	100.00%
NRG Northeast Generation, Inc.	NRG Northeast Holdings, Inc.	Common stock	1,000	100.00%
NRG Northeast Holdings, Inc.	NRG Power Generation LLC	Common stock	1,000	100.00%
NRG Potrero LLC	NRG California North LLC	Membership units	1,000	100.00%
NRG Power Generation Assets LLC	NRG Power Generation LLC	Membership units	1,000	100.00%
NRG Power Generation LLC	NRG Americas, Inc.	Membership units	1,000	100.00%
NRG Power Midwest GP LLC	NRG Power Generation Assets LLC	Membership units	1,000	100.00%
NRG Power Midwest LP	NRG Power Midwest GP LLC	Partnership Interests	N/A	1.00%
	NRG Power Generation Assets LLC			99.00%
NRG REMA LLC	NRG Northeast Generation, Inc.	Membership units	1,000	100.00%
RRI Energy Communications, Inc.	RRI Energy Channelview (Delaware) LLC	Common stock	1,000	99.00%
	RRI Energy Channelview (Texas) LLC			1.00%
RRI Energy Services, LLC	NRG Americas, Inc.	Membership units	1,000	100.00%